Exhibit 10.16

March 25, 2005

Mr. Michael E. Maroone
President & Chief Operating Officer
AutoNation, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301

RE:	Amendment No. 1 to that Certain Employment Agreement dated as of May 14, 2003

Dear Mike:

Reference is hereby made to that certain Employment Agreement, dated as of May 14, 2003 (the “Employment Agreement”), between AutoNation, Inc. (the “Company”) and you. By means of this letter agreement, the Company wishes to confirm your agreement to amend the Employment Agreement by replacing clause (iii) of Paragraph 1(e) thereof in its entirety with the following:

“(iii) use of the Company’s corporate aircraft for personal travel for up to 70 hours per year (provided that the value of such travel will be included in the Executive’s annual income subject to tax in accordance with the applicable regulations of the Internal Revenue Service and Company policy)”

Please confirm your agreement to amend the Employment Agreement as set forth above by signing this letter agreement as indicated below.

AUTONATION, INC.

/s/ Michael J. Jackson

Michael J. Jackson Chairman & Chief Executive Officer

Agreed and Confirmed:

/s/ Michael E. Maroone
Michael E. Maroone